Exhibit 16.1

SmytheRatcliffe.com

7th Floor, Marine Building

355 Burrard Street

Vancouver, BC V6C 2G8

SmytheRatcliffe

Chartered Accountants

facsimile: 604.688.4675

telephone: 604 687 1231

February 26, 2004

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

RE: AUDIT OF EYI INDUSTRIES, INC. (FORMERLY SAFE ID CORPORATION)

In response to an email from Rajnesh Raniga at EYI Industries, Inc., dated February 25, 2004, we are writing to confirm that we have read the amended Form 8-K dated January 15, 2004, and are not in disagreements with its contents thereof.

Please contact us if you have any questions.

/S/ SMYTHE RATCLIFFE